UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 2, 2020
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
________________________________________________________________________

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01     Entry into a Material Definitive Agreement.

Non-Recourse U.S. SPV Facility
On April 8, 2020, Curo Receivables Finance II, LLC, a newly-created, bankruptcy-remote special purpose vehicle (the “U.S. SPV Borrower”) and an indirect wholly-owned subsidiary of CURO Group Holdings Corp. (the “Company”), entered into a four-year revolving loan and security agreement by and among the U.S. SPV Borrower, Midtown Madison Management LLC, as administrative agent (the “Agent”), and Atalaya Asset Income Fund VI LP, as initial lender, that provides for $100.0 million of initial borrowing capacity and, subject to obtaining additional commitments thereunder, the ability to expand such capacity up to $200.0 million (“U.S. SPV Facility”).
The U.S. SPV Facility is secured by a first lien against all assets of the U.S. SPV Borrower. The lenders will make advances against the principal balance of the eligible installment, open-end and bank partner loans sold to the U.S. SPV Borrower. The initial advance rate is 65% and, subject to certain conditions, may increase to up to 90% beginning October 1, 2020. Interest accrues at an annual rate of one-month LIBOR plus (i) prior to the increase in commitments, 9.75% and (ii) from and after the increase in commitments, 5.75%. The U.S. SPV Borrower will pay the lenders additional interest if it does not borrow minimum specified percentages of the available commitments and a monthly 0.50% per annum commitment fee on the unused portion of the commitments. Advances under the U.S. SPV Facility will be subject to a 1.0% original issue discount against the maximum commitment. The U.S. SPV Facility may not be prepaid prior to April 8, 2021. Prepayments incur a fee equal to (a) prior to September 8, 2021, 3.0% of the aggregate commitments, (b) thereafter, until March 8, 2022, 2.0% of the aggregate commitments, and (c) thereafter, zero.
The U.S. SPV Facility contains various conditions to borrowing, covenants and various events of default, the occurrence of which could result in termination of the lenders’ commitments to lend and the acceleration of all obligations of the U.S. SPV Borrower. This facility matures in 2024.
Pursuant to the Indemnity Guaranty entered into by the Company on April 8, 2020 in connection with the U.S. SPV Facility, the Company and certain of its subsidiaries is providing the Agent and lenders with a limited guaranty and indemnification of (i) losses attributable to certain acts of the Company, certain of its affiliates and the U.S. SPV Borrower, including willful misrepresentation, fraud, misappropriation of funds and certain acts of bankruptcy with respect to the Company and such subsidiaries and (ii) the full amount of the indebtedness under the U.S. SPV Facility if the U.S. SPV Borrower files for bankruptcy or otherwise fails to comply with its covenants in a manner that adversely impacts its bankruptcy-remote nature.
In connection with the U.S. SPV Facility, Curo Receivables Holdings II, LLC (the “Intermediate SPV”) entered into a Loan Purchase Agreement (Tier I) with certain operating subsidiaries of the Company, and the U.S. SPV Borrower entered into a Loan Purchase Agreement (Tier II) (collectively, the “Purchase Agreements”), with the Intermediate SPV, pursuant to which such operating subsidiaries will sell to the Intermediate SPV, on a servicing-released basis, and the Intermediate SPV will sell to the U.S. SPV Borrower, certain eligible receivables and related rights and collections. Also, Curo Management LLC (“Curo Management”) entered into a Servicing Agreement (the “Servicing Agreement”) with the U.S. SPV Borrower pursuant to which Curo Management will service and collect the receivables owned by the U.S. SPV Borrower for the benefit of the U.S. SPV Borrower and the lenders.

The foregoing descriptions of the various agreements are not complete and are qualified in their entirety by reference to the full text of the agreements, which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Short-Term Incentive Plan

On February 5, 2020, the Company’s Board of Directors approved the 2020 Short-Term Incentive Plan (the “2020 STIP”) for participation by key employees, including our named executive officers, which the Company previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on such date.
On April 2, 2020, in light of the COVID-19 pandemic and the volatile impact it has had and may continue to have on business operations across multiple industries and the financial markets, and the uncertainty of future impacts, the Board of Directors cancelled the 2020 STIP.
The Compensation Committee and Board will continue to evaluate the Company’s incentive compensation program in 2020 and may implement new incentive plans if in the best interests of the Company and its employees, customers and stockholders.

ITEM 7.01     Regulation FD Disclosure.

On April 8, 2020, the Company issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Securities and Exchange Commission for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01     Other Events.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as follows:

We face risks related to the recent COVID-19 pandemic and the impact it may have on the North American and global economy, the domestic and international capital markets, our access to capital and the financial profile of our customers, which could have a material adverse effect on our business and results of operations.

The widespread health emergency caused by the COVID-19 outbreak, and its broad negative continuing impact on the North American and global economy, travel, employment levels, employee productivity, the capital markets and our access to capital, demand for and repayment of our loan products and other macroeconomic conditions may adversely affect our business and results of operations. Given the dynamic nature of the COVID-19 outbreak, the extent to which it will continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including, but not limited to, the duration and spread of the pandemic, its severity, the actions taken and restrictions imposed by state and federal governments to contain the virus, treat its impact or provide stimulus to the economy and how quickly and to what extent normal economic and operating activities can resume.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place or stay-at-home orders and business shutdowns. These measures have adversely impacted and may further impact our employees, customers and business partners. While we have business continuity procedures in place to guide our response to this crisis, normal operations may be difficult to maintain and our resources may be constrained. The effects of the outbreak on us could be exacerbated given that the outbreak, and preventative measures taken to contain or mitigate the outbreak, may increasingly have significant negative effects on consumer discretionary spending, demand for our consumer lending products and our access to capital. Further, many of our customers are experiencing layoffs, slowdowns, work stoppages and other changes in work and financial circumstances, diminishing their demand for loans, eligibility for loans and ability to repay loans.

There are no comparable recent events which may provide guidance as to the impact of the COVID-19 pandemic, and, as a result, the ultimate impact of the pandemic on our business or results of operations is highly uncertain and subject to change. We do not yet know the full extent of COVID-19’s impact on our business, our operations or the global economy as a whole; however, the effects could have a material adverse impact on our results of operations. We will continue to monitor the situation closely.

ITEM 9.01     Financial Statements and Exhibits.

(d). Exhibits

Exhibit Number	Description
99.1	Press Release dated April 8, 2020.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of April, 2020.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer